Exibit (a)(1)(G)

DECLARATION OF STATUS FOR ISRAELI INCOME TAX PURPOSES

Pursuant to the Offer to Purchase, each such shareholder is required to complete and execute the declaration set forth below in order to determine withholding tax requirements.

PART I	Identification and details of Shareholder (including Eligible Israeli Brokers) (see instructions)
1. Name:	2. Type of Shareholder (more than one box may be applicable):
(please print full name)	☐ Individual
	☐ Corporation (or Limited Liability Company) ☐ Trust ☐ Partnership ☐ Other: ___________________	☐ Bank ☐ Broker ☐ Financial Institution
3. For individuals only:	4. For all other Shareholders:
Date of birth: ______/_____/______ month / day / year	Country of incorporation or organization:
Country of residence:	Registration number of corporation (if applicable):
Country of citizenship:
Taxpayer Identification or Social Security No. (For US citizens): Passport/ID No. (For non-US citizens):	Country of residence:
5. Permanent Address (state, city, zip or postal code, street, house number, apartment number):
6. Mailing Address (if different from above):	7. Telephone Number (country code, area code and number):
8. I hold the Shares of Radvision (mark X in the appropriate place):
☐    directly, as a Registered Holder
☐    through a Broker.  If you marked this box, please state the name of your Broker:  _________________

PART II	Declaration by Non-Israeli Residents (see instructions) „ Israeli Residents and Eligible Israeli Brokers should NOT complete this Part II
A. To be completed only by Individuals. I hereby declare that: (if the statement is correct, mark X in the following box)
    A.1 ☐ I am NOT a “resident of Israel”, which means that ALL of the following statements are correct:
•   The State of Israel is neither my permanent place of residence,
•   The State of Israel is neither my place of residence nor my family’s place of residence,
•   I am the beneficial owner of the income,
•   My ordinary or permanent place of activity is NOT in the State of Israel and I do NOT have a permanent establishment in the State of Israel,
•   I do NOT engage in an occupation in the State of Israel,
•   I do NOT own a business or part of a business in the State of Israel,
•   I am NOT insured by the Israeli National Insurance Institution,
•   I did NOT stay (nor am I intending to stay) in Israel for 183 days or more during this year,
•   I did NOT stay (nor am I intending to stay) in Israel for 30 days or more during this year, and my total stay in Israel this year and in the two preceding years will not reach 425 days; and

A.2 ☐ I acquired the Shares on or after the initial public offering of Radvision on Nasdaq on March 14, 2000.

B. To be completed by Corporations (except Partnerships and Trusts). I hereby declare that: (if correct, mark X in the following box)
B.1 ☐     The corporation is NOT a “resident of Israel”, which means that ALL of the following statements are correct:
•   The corporation is NOT registered/incorporated with the Registrar of Companies in Israel,
•   The corporation is NOT registered with the Registrar of "Amutot" (non-profit organizations) in Israel,
•   The control of the corporation is NOT in Israel,
•   The management of the corporation is NOT in Israel,
•   The corporation does NOT have a permanent enterprise in Israel and the corporation does NOT have a permanent establishment in Israel, and
•   No Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25.0% or more of any
      “means of control” specified below:
o   The right to participate in profits;
o   The right to appoint a director;
o   The right to vote;
o   The right to share in the assets of an entity at the time of its liquidation;
o   The right to direct the manner of exercising one of the rights specified above; and
B.2 ☐   The corporation acquired the Shares on or after the initial public offering of Radvision on Nasdaq on March 14, 2000.

C. To be completed by Partnerships. I hereby declare that: (if correct, mark X in the following box)
C.1 ☐     The partnership is NOT an Israeli resident which means that ALL of the following statements are correct:
•   The partnership is NOT registered with the Registrar of Partnerships in Israel,
•   The control of the partnership is NOT in Israel,
•   The management of the partnership is NOT in Israel,
•   The partnership does NOT have a permanent enterprise in Israel and the corporation does NOT have a permanent establishment in Israel,
•   NO Israeli resident holds, directly or indirectly via shares or through a trust or in any other manner or with another who is an Israeli resident, 25.0%
       or more of the rights in the partnership, and
•   NO partner in the partnership is an Israeli resident; and
    C.2 ☐ The partnership acquired the Shares on or after the initial public offering of Radvision on Nasdaq on March 14, 2000.

D. To be completed by Trusts. I hereby declare that: (if correct, mark X in the following box)
D.1 ☐    The trust is NOT an Israeli resident, which means that ALL of the following statements are correct:
•   The trust is NOT registered in Israel,
•   The creator of the trust is NOT an Israeli resident,
•   The beneficiaries of the trust are NOT Israeli residents, and
•   The trustee of the trust is NOT an Israeli resident; and
   D.2 ☐ The trust acquired the Shares on or after the initial public offering of Radvision on Nasdaq on March 14, 2000.

PART III	Declaration by Israeli Residents „	Non-Israeli Residents and Eligible Israeli Brokers should NOT complete this Part III if they completed Part II or Part IV (respectively) complete this Part III if they completed Part II/Part IV (respectively)
I hereby declare that: (if correct, mark X in the following box)
☐        I AM a resident of the State of Israel.
I hereby enclose one of the following documents: (if enclosed, mark X in the following box)
☐       a valid Certificate of Exemption from the Israeli Tax Authorities relating to “capital market transactions”.
☐       a valid tax approval from the Israeli Tax Authorities relating to withholding taxes from my consideration.

PART IV	Declaration by Israeli Bank, Broker or Financial Institution (see instructions) „	Non-Israeli Residents should not complete this Part IV
I hereby declare that: (if correct, mark X in the following box)
☐  I am a bank, broker or financial institution that is a “resident of Israel” within the meaning of that term in Section 1 of the Ordinance, I am holding the Shares solely on behalf of beneficial shareholder(s) and I am subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by me to such beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer.

PART V	Certification.
By signing this form, you also declare that:
•   Your statements herein are full and correct and that you understand that Radvision Ltd. and any person or third party on its behalf will rely on these statements in calculation of your tax liability.
•   You understood this form and completed it accurately and pursuant to the instructions.
•   You provided accurate, full and complete details in this form.
•   You are aware that an omission or providing incorrect details in this form constitutes an offence under the Ordinance.
•   You are aware that this form may be provided to the Israeli Tax Authority, in case the Israeli Tax Authority so requests, for purposes of audit or otherwise.
•   You understand that the instructions to this form constitute an integral part thereof.

•SIGN HERE „	•	•	•	•	•
•	•Signature of beneficial owner •(or individual authorized to sign for beneficial owner)	•	•Date (MM-DD-YYYY)	•	•Capacity in which acting

INSTRUCTIONS
 Forming Part of the Declaration of Status for Israeli Income Tax Purposes

I.        General Instructions. This Declaration Form (Declaration of Status for Israeli Income Tax Purposes), or this Form, should be completed by holders of Shares who wish to tender their Shares pursuant to the Offer, and who are either:

(i) Non-Israeli Residents: (1) NOT “residents of Israel” for purposes of the Ordinance (See Instruction II below), and if the holder of Shares is a corporation then Israeli residents are NOT “controlling shareholders” of such corporation within the meaning of Section 68A of the Ordinance (See Instruction III below), and Israeli residents are NOT the beneficiaries of, or are entitled to, 25.0% or more of the revenues or profits of such corporation, whether directly or indirectly; and (2) DID acquire the Shares tendered on or after Radvision’s initial public offering on Nasdaq on March 14, 2000,

(ii) A Bank, Broker or Financial Institution Resident in Israel: a bank, broker or financial institution that are “residents of Israel” within the meaning of that term in Section 1 of the Ordinance, that (1) is holding Shares solely on behalf of beneficial shareholder(s) (so-called “street name” holders), and (2) is subject to the provisions of the Ordinance and the regulations promulgated thereunder relating to the withholding of Israeli tax, including with respect to the cash payment (if any) made by them to such beneficial shareholder(s) with respect to Shares tendered by them and accepted for payment by the Purchaser pursuant to the Offer (an “Eligible Israeli Broker”).  NOTE: AN ELIGIBLE ISRAELI BROKER MAY COMPLETE THIS FORM IF IT IS HOLDING THE SHARES SOLELY ON BEHALF OF HIS CLIENTS, THE BENEFICIAL SHAREHOLDERS; or

(iii) Israeli Residents: (1) a “resident of Israel” (as defined under Section 1 of the Ordinance) (See Instruction II)) for purposes of the Ordinance, and (2) DID acquire the Shares tendered on or after Radvision’s initial public offering on Nasdaq on March 14, 2000.

        Part I (Identification and details of Shareholder, including Eligible Israeli Broker). You should complete Item 1, 2 and 5 through 8 and either (i) Item 3, if you are an individual, or (ii) Item 4, if you are a corporation (or limited liability company), trust, partnership, bank, broker, financial institution or other entity.

        Part II (Declaration by Non-Israeli Residents). If you are NOT an Israeli resident, and acquired the Shares tendered on or after Radvision’s initial public offering on Nasdaq on March 14, 2000, you should complete either Section A (for Individuals), Section B (for Corporations), Section C (for Partnerships) or Section D (for Trusts). If you do not mark a box you will be deemed to answer that the corresponding item is not correct with respect to you.

        Part III (Declaration by Israeli Residents). If you ARE an Israeli resident, and acquired the Shares tendered on or after Radvision’s initial public offering on Nasdaq on March 14, 2000, you should mark the first box. If you wish to provide a valid Certificate of Exemption or a Tax Determination from the Israeli Tax Authorities the second or third boxes in Part III should be marked, as applicable, and the relevant documents should be enclosed. Eligible Israeli Broker should not fill Part III.

Part IV (Declaration by Israeli Bank, Broker or Financial Institution). If you are an Eligible Israeli Broker, you should mark the box in this Part.

        Part V (Certification) and Signature Block. By signing this Form, you also make the statements in Part V.

        Inadequate Space. If the space provided on this Form is inadequate, you should insert such details on a separate signed schedule and attached to this Form.

        Determination of Validity. All questions as to the validity, form or eligibility (including time of receipt) of this Form will be, subject to applicable law, determined by the Purchaser, in its sole discretion. None of the Purchaser, the U.S. Depositary, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in any Form or incur any liability for failure to give any such notification. For more details, see Section 5 of the Offer to Purchase.

        Questions and Requests for Assistance or Additional Copies. Questions and requests for assistance may be directed to the Information Agent at the address or telephone numbers set forth on the back cover. Additional copies of this Form may be obtained from the Information Agent.

        The method of delivery of this Form is at your option and risk, and the delivery will be deemed made only when actually received by your Broker or the U.S. Depositary. If delivery is by mail, registered mail with return receipt requested, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery. No alternative, conditional or contingent Forms will be accepted.

II.        Definition of Resident of Israel for Israeli Tax Purposes

Section 1 of the Ordinance defines a “resident of Israel” or a “resident” as follows:

 “(A) with respect to an individual - a person whose center of vital interests is in Israel; for this purpose the following provisions will apply:

(1)  in order to determine the center of vital interests of an individual, account will be taken of the individual’s family, economic and social connections, including, among others:

(a) place of permanent home;

                (b) place of residential dwelling of the individual and the individual's immediate family;

(c) place of the individual's regular or permanent occupation or the place of his permanent employment;

(d) place of the individual's active and substantial economic interests;

(e) place of the individual's activities in organizations, associations and other institutions;

(2) the center of vital interests of an individual will be presumed to be in Israel:

(a) if the individual was present in Israel for 183 days or more in the tax year;

(b)  if the individual was present in Israel for 30 days or more in the tax year, and the total period of the individual’s presence in Israel that tax year and the two previous tax years is 425 days or more.

For the purposes of this provision, “day” includes a part of a day.

(3) the presumption in subparagraph (2) may be rebutted either by the individual or by the assessing officer;

(B)	with respect to a body of persons - a body of persons which meets one of the following:

(1) it was incorporated in Israel;

(2) the "control and management" of its business is exercised in Israel, excluding a body of persons the control and management of whose business is exercised in Israel by an individual that has become a resident of Israel for the first time or that has become a Veteran Returning Resident, as provided in Section 14(A), and ten years have not yet lapsed from the date on which he became an Israeli resident as aforesaid, or by anyone on his behalf, provided that such body or persons would not be a resident of Israel even if the control and management of its business had not been executed by such individual or anyone on his behalf, unless requested otherwise by the body of persons."

The above is an un-official English translation of the Ordinance in the Hebrew language, and is provided for convenience purposes only. Please consult your own tax advisors to determine the applicability of these definitions to you.

III.          Definition of Controlling Shareholder for Purposes of Section 68A of the Ordinance

Section 68A of the Ordinance defines “controlling shareholders” as follows:

“Controlling shareholders” – shareholders that hold, directly or indirectly, alone, together with another, or together with another Israeli resident, one or more of the “means of control” at a rate exceeding 25.0%.”

Section 88 of the Ordinance defines the terms “means of control”, “together with another” and “relative” as follows:

“Means of control” – in a body of persons – each of the following:
(1) the right to profits;
(2) the right to appoint a director or a chief executive officer in the corporation, or equivalent position holders in other body of persons;
(3) a voting right in the general meeting of a corporation, or in an equivalent organ in other body of persons;
                (4) the right to a portion of the remainder of the assets after settlement of liabilities, upon wind-up;
(5) the right to instruct any person holding the rights listed in clauses (1) to (4) on the manner in which such person’s right shall be executed;
and all, whether by virtue of shares, rights to shares or other rights, or in any other manner, including by way of voting agreements or through a trust.”

“Together with another” – together with a “relative”, and together with he who is not a “relative” and they are cooperating on a permanent basis under an agreement regarding material issues of a corporation, directly or indirectly;"

“Relative” of a person is any of the following:
(1) the spouse, brother, sister, parents, grandparents, descendants and the descendants of the spouse of such person, and the spouse of any of the foregoing;
(2) a descendant of a brother or sister, and a brother or sister of a parent;
(3) a body of persons held by a person or a relative thereof, a holder of such person and a body of persons held by the holder of such person; for the of this definition, “holding” – directly or indirectly, alone or together with another, of at least 25% of one or more of any type of “means of control”;
(4) a trustee within the meaning the of Section 75C of the Ordinance, with respect to the settlor of an Israeli resident trust or a revocable trust and a trustee with respect to the beneficiary of a non Israeli resident trust or a trust by will.

The above is an un-official English translation of the Ordinance in the Hebrew language, and is provided for convenience purposes only. Please consult your own tax advisors to determine the applicability of these definitions to you.

The above is an un-official English translation of the Ordinance in the Hebrew language, and is provided for convenience purposes only. Please consult your own tax advisors to determine the applicability of these definitions to you.